Exhibit 10.1

EXECUTION DRAFT

SECOND AMENDMENT TO THE REVENUE AND NEGOTIATION RIGHTS AGREEMENT

By this private instrument, the Parties,

EPIRUS SWITZERLAND GMBH, a corporation organized under the laws of Switzerland, with registered office at General-Guisan-Strasse 6, 6303 Zug Switzerland (hereinafter referred to as “EPIRUS”), and as a successor to FOURTEEN22, INC. (“FOURTEEN22”), represented herein by its undersigned legal representative(s), and

MOKSHA8 PHARMACEUTICALS, INC., a Delaware corporation with registered office at 1550 Liberty Ridge Drive, Suite 300, Wayne, PA 19087 (hereinafter referred to as “MOKSHA8”), represented herein by its undersigned legal representative(s),

MOKSHA8 and EPIRUS referred to herein individually as a “Party” and collectively as the “Parties”,

hereby enter into this second amendment to the Revenue and Negotiation Rights Agreement entered into between the Parties on December 31, 2010 (the “Agreement”; capitalized terms used herein without definition shall have the meanings given to them in the Agreement):

WHEREAS, the Parties have entered into the First Amendment, dated as of September 24, 2014, to the Agreement, pursuant to which EPIRUS agreed to buyout the world-wide revenue sharing payments for the 015 Product in exchange for a $1.5 million US Dollars (USD 1,500,000.00), payable in two (2) equal installments and otherwise on terms and conditions therein stated (the “First Amendment”);

THE PARTIES HEREIN AGREE to enter into this Second Amendment to the Agreement, which shall be governed by the following provisions;

1.              Acceleration and Reduction of the second (2nd) Installment of EPIRUS’ Buyout of Worldwide Revenue Sharing Payments for the 015 Product. The Parties agree that the second (2nd) installment of EPIRUS’ buyout of the world-wide buyout of the 015 Product revenue sharing payments pursuant to the First Amendment shall be equal to Six hundred and fifty thousand US Dollars (USD 650,000.00), and the same shall be payable by EPIRUS concurrently with the execution and delivery of this Second Amendment.

2.              The payment in Clause 1 shall be made by means of transfer to a bank account previously appointed by MOKSHA8 in writing. The evidence of the order of transfer to the MOKSHA8’ bank account of the amount corresponded to the payment shall be considered receipt. For the avoidance of doubt, the Parties agree that the payment in Clause 1 will be non-refundable.

3.              This Second Amendment shall be effective as of October 29, 2014 (the “Second Amendment Effective Date”).

4.              The Agreement, including all Exhibits thereto and each Amendment thereto, constitute the entire agreement between the Parties in relation to the subject matter thereof and supersede all other prior and contemporaneous communications, negotiations, arrangements and agreements between the Parties, whether oral or in writing. Except for the provisions of the Agreement expressly amended by each Amendment, the remainder of the Agreement shall remain in full force and effect as provided therein.

5.              This Second Amendment shall be deemed to have been drafted by both Parties, and ambiguities, if any, shall not be construed against either Party.

6.              This Second Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.              The validity, performance, construction and effect of this Second Amendment shall be governed by the laws of the State of New York, without regard to any conflicts of laws principles.

IN WITNESS WHEREOF, the Parties execute this Second Amendment to the Agreement by each of their duly authorized representatives.

[Signature page follows]

EPIRUS SWITZERLAND GMBH

/s/ Amit Munshi
Name:
Title:

MOKSHA8 PHARMACEUTICALS, INC.

/s/ Alex Martin
Name: Alex Martin
Title: SVP Corp. Development